Exhibit 10.2

FUNDING AGREEMENT

This FUNDING AGREEMENT (this “Agreement”), dated as of December 31, 2006, is made by and among Lepercq Corporate Income Fund L.P. (“LCIF”), Lepercq Corporate Income Fund II L.P. (“LCIF II”), Net 3 Acquisition L.P. (“Net 3”), The Lexington Master Limited Partnership (f/k/a The Newkirk Master Limited Partnership) (the “MLP,” and each, an “Operating Partnership” and, collectively, the “Operating Partnerships”) and Lexington Realty Trust, a Maryland real estate investment trust, (f/k/a Lexington Corporate Properties Trust) (“LXP”).

Recitals

WHEREAS, in connection with the merger of Newkirk Realty Trust, Inc. (“NRT”) with and into LXP, effective as of the date hereof (the “Merger”), LXP acquired NRT’s general and limited partner interests in the MLP and LXP is the indirect general partner of each of the other Operating Partnerships;

WHEREAS, cash distributions are made quarterly (the “Common OP Distributions”) pursuant to the partnership agreements of each of the Operating Partnerships (“Operating Agreements”) to the respective holders of limited partnership interests (other than the preferred limited partnership units) (the “Common OP Units”);

WHEREAS, LXP entered into the Merger on the condition, among others, that LXP and the Operating Partnerships have jointly and severally agreed to fund each of the Operating Partnerships’ obligations to make Common OP Distributions to the extent of a Shortfall (defined below);

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.            Distribution Obligations. From and after the Effective Time (as hereinafter defined), if any Operating Partnership does not have sufficient cash available to make its quarterly Common OP Distributions in an amount equal to either (i) a specified distribution as set forth in the applicable Operating Agreement with respect to the holder of such Common OP Unit or (ii) the cash dividend payable with respect to a whole or fractional share of LXP common shares into which such Common OP Unit would be converted if such Common OP Unit would be redeemed for LXP common shares, as set forth in the applicable Operating Agreement, then LXP and the other Operating Partnerships hereby jointly and severally undertake to fund such Operating Partnership with, as applicable, the difference between (x) the lesser of the amount set forth in the foregoing clause (i) or (ii) and (y) the amount of cash available to such Operating Partnership for distribution (the “Shortfall”), subject to the terms and conditions set forth herein.

(a)          The Operating Partnerships shall be required to create and maintain reserves as appropriate to fund their foregoing obligation.

(b)         With respect to their joint obligations to each other, each Operating Partnership (other than the Operating Partnership that has a Shortfall) (the “Non-Shortfall OPs”) and LXP shall be responsible to fund its Pro Rata Share (defined below) of the Shortfall on the date determined by LXP in its discretion. Each Non-Shortfall OPs and LXP’s “Pro Rata Share” shall mean for this purpose as of the relevant date, 100% times a fraction:

(i)	the numerator of which equals,

(1)          with respect to each Non-Shortfall OP, the number of outstanding Common OP Units of such Operating Partnership (including those beneficially owned by LXP); and

(2)          with respect to LXP, the number of outstanding LXP common shares less the number of Common OP Units in all of the Operating Partnerships (including the Operating Partnership with the Shortfall) beneficially owned by LXP; and

(ii)       the denominator of which equals the aggregate of (i) total number of outstanding Common OP Units (including those beneficially owned by LXP) of all of the Non-Shortfall OPs, plus (ii) the amount determined in accordance with Section 1(b)(i)(2) above;

provided, however, if Common OP Units have a redemption factor other than one, appropriate adjustments shall be made to the foregoing formula.

(c)          Notwithstanding the provisions of Section 1(b), LXP, in its discretion, may cause itself or any one or more of the Operating Partnerships to contribute more or less than its Pro Rata Share to the funding of the Shortfall.

(d)          The amount of any dividend with respect to the LXP common shares and the timing of their declaration and payment shall be made by LXP in its sole discretion.

(e)          Each Operating Partnership’s obligations hereunder shall be subordinate to such Operating Partnership’s obligation, if any, to make current or liquidating distributions on its own respective outstanding Common OP Units and preferred OP Units issued with respect to preferred shares of beneficial interest of LXP classified as (i) 8.05% Series B Cumulative Redeemable Preferred Stock, par value $0.0001 per share, and (ii) 6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share.

2.            Repayment Obligation. Amounts advanced by any Operating Partnership or LXP on account of the Shortfall shall be deemed an inter-company loan(s) to the Operating Partnership that suffered the Shortfall. Such inter-company loan shall bear interest at prevailing rates as determined by LXP in its discretion; provided, however, that the interest rate shall be no less than the “applicable federal rate” (or similar replacement rate) set forth in the Internal Revenue Code of 1986. Any payment of principal or interest on account of any such inter-company loan(s) shall be at all times subordinate and subject to the obligations of the borrowing Operating Partnership hereunder.

3.            Amendments to the Operating Agreements and Certificate of Designation. The Operating Partnerships shall remain obligated under this Agreement

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notwithstanding that, without any reservation of rights against the Operating Partnerships, the Certificate of Designation and the Operating Agreement of each Operating Partnership, and the Articles Supplementary may, from time to time, be amended, restated, replaced, modified or supplemented.

4.            Term of Agreement. (a) This Agreement shall commence on January 1, 2007 only if the Consolidation (as hereinafter defined) has not yet then occurred (the “Effective Time”). If the Consolidation shall occur at any time after the Effective Time, the rights of the MLP to receive Shortfall advances hereunder shall cease but the obligations of the MLP to make Shortfall advances shall continue until the termination of this Agreement. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Operating Partnerships until the latest of the date on which (i) no OP Units remain outstanding under any Operating Agreement; and (ii) if applicable, each Operating Partnership has repaid the inter-company loan(s) set forth in Section 2.

(b)          As used in this Section 4, the following terms shall have the following meanings:

“Consolidation” means the contribution by LXP and its affiliates of 100% of their economic interests in the LXP Entities to the MLP in exchange for ownership interests in the MLP.

“LXP Entities” means the Operating Partnerships (other than the MLP), Lexington Acquiport Company, LLC, Lexington Acquiport Company II, LLC, Lexington/Lion Venture L.P., Triple Net Investment Company LLC, Lexington Columbia L.L.C., the tenancy in common referred to as “Oklahoma City” in LXP’s Annual Report on Form 10-K for the year ended December 31, 2005, LXP Olympe Investments S.àr.l., Lexington Strategic Asset Corp., and all other subsidiaries of LXP that are partnerships, joint ventures or limited liability companies.

5.            Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.            Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended or supplemented or otherwise modified except by a written instrument executed by each of the Operating Partnerships and LXP. This Agreement shall be binding upon the successors and assigns of the Operating Partnerships and shall inure to the benefit of their respective successors and assigns and those of LXP.

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7.            Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflict of laws.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned as of the date first written above.

LEPERCQ CORPORATE INCOME FUND L.P.

By: Lex GP-1 Trust, its general partner

By:/s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title: Chief Executive Officer

LEPERCQ CORPORATE INCOME FUND II L.P.

By: Lex GP-1 Trust, its general partner

By:/s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title: Chief Executive Officer

NET 3 ACQUISITION L.P.

By: Lex GP-1 Trust, its general partner

By:/s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title: Chief Executive Officer

THE LEXINGTON MASTER LIMITED PARTNERSHIP

By: Lex GP-1 Trust, its general partner

By:/s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title: Chief Executive Officer

Funding Agreement

IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned as of the date first written above.

LEXINGTON REALTY TRUST

By:/s/ T. Wilson Eglin

Name: T. Wilson Eglin

Title: Chief Executive Officer

Funding Agreement